Exhibit 99.1

Volt Information Sciences, Inc. Reports Second Quarter

Fiscal 2021 Financial Results

Reports Year-Over-Year Revenue Growth and Positive Net Income

Orange, CA, June 15, 2021 -- (BUSINESS WIRE) -- Volt Information Sciences, Inc. (“Volt” or the “Company”) (NYSE-AMERICAN: VOLT) a global provider of staffing services, today announced financial results for the second quarter ended May 2, 2021.

Second Quarter Summary

•	Revenue was $222.1 million, a 7.1% increase compared to the second quarter of fiscal 2020; Adjusted Revenue* increased 5.9%.
•	Gross margin increased 80 basis points year-over-year to 16.4%.
•	GAAP operating income was $2.7 million, a $7.1 million improvement compared to the prior-year quarter; Adjusted Operating Income*, excluding impairment and restructuring charges, was $3.5 million.
•	GAAP EPS was $0.08 per diluted share compared to a loss of ($0.25) per share in the second quarter of fiscal 2020; Adjusted EPS* was $0.12 per diluted share.
•	Adjusted EBITDA* increased $7.4 million year over year to $6.0 million.

* Adjusted Revenue, Adjusted Operating Income (Loss), Adjusted EPS and Adjusted EBITDA are Non-GAAP measures described and defined below.

“I remain encouraged by our continued momentum and performance this quarter. Despite experiencing significant weather-related impacts in February of this year and the first seven weeks of operations in the prior-year quarter being pre-COVID, we reported sequential and year-over-year improvement in our operating results,” said Linda Perneau, President and Chief Executive Officer. “Thanks to the continued execution of our improved sales and delivery model, and our disciplined cost management, this quarter reflects our strongest year-over-year revenue growth in a decade, and our first positive GAAP net income in 14 quarters.”

Second Quarter Results

North American Staffing revenue for the quarter was $184.3 million, as compared to $173.4 million for the second quarter of fiscal 2020. Revenue for this segment increased approximately 6.3 percent year-over-year. The increase is primarily attributable to business wins with new clients and expansion of business within existing clients.

International Staffing revenue for the quarter was $27.9 million, compared to $24.3 million in the prior-year quarter. Adjusted Revenue increased 4.3 percent year-over-year. The increase is primarily due to increased managed service business and direct hire revenue in the United Kingdom and staffing business in France.

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North American MSP revenue for the second quarter was $9.8 million, compared to $9.7 million in the prior-year quarter. The increase is primarily attributable to increased demand in its payroll service business.

Gross margin for the quarter was 16.4 percent of revenue, an 80 basis-point increase from the second quarter of fiscal 2020. The increase is primarily attributable to improved margins in our North American and International Staffing segments.

SG&A expense for the second quarter was $33.0 million, a $3.2 million reduction from the prior-year quarter. The reduction is primarily attributable to lower labor and related expenses, facility costs and professional fees.

Adjusted EBITDA, which is a Non-GAAP measure, was $6.0 million for the second quarter of fiscal 2021, compared to ($1.4) million in the prior-year quarter.

“Although the pandemic continues to present a number of challenges across our business, we have emerged as a stronger organization overall,” commented Ms. Perneau. “We remain confident in the continued execution of our strategic initiatives and our ability to remain on the current growth trajectory for fiscal 2021.”

2021 Earnings Conference Call and Webcast

Volt Information Sciences, Inc. will conduct a conference call on Tuesday, June 15, 2021, at 5:00 p.m. Eastern Time, to review the financial results for the second quarter ended May 2, 2021. A presentation supplementing the call can be accessed through the investor relations portion of the website. Investors interested in participating on the live call can dial 1-877- 407-9039 within the U.S. or 1-201- 689-8470 from abroad. The conference call, which may include forward-looking statements, is also being webcast and will be available via the investor relations section of the Company’s website at www.volt.com. A replay of the webcast will be archived on Volt’s investor relations website for 90 days.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to a number of known and unknown risks. Such risks include, among others, general economic, competitive and other business conditions (including the potential impact of the strain of coronavirus known as COVID-19 and related government actions on our operations as well as the operations of our customers), the degree and timing of customer utilization and renewal rate for contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in the “Risk Factors” and other sections of the Company reports filed with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

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Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information, including Adjusted Revenue, Adjusted Operating Income (Loss), Adjusted EPS and Adjusted EBITDA, which include adjustments to our GAAP financial results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

The Company believes that the presentation of Non-GAAP measures, including on a constant currency basis and eliminating (a) the impact of businesses sold or exited, (b) the impact from the migration of certain clients from a traditional staffing model to a managed service model and (c) special items provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations, special items or the impact of businesses sold or exited that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses which the Company does not consider indicative of the current and future period performance and are more fully disclosed in the tables.

Adjusted Revenue is defined as revenue excluding businesses exited and the effect of foreign currency translation. The Company has also migrated certain clients from a traditional staffing model to a managed service model, resulting in the Company now managing a greater percentage of such clients’ business under its North American MSP.  This shift provides increased opportunity for the Company with the relevant clients. However, due to the structure of MSP arrangements, revenue is recognized on a net basis, thereby reducing revenues on a comparative period basis. Beginning in the first quarter of 2020, the Company includes such delivery model shifts within the Adjusted Revenue measurement, as it provides a more comparable basis for evaluating performance results from period to period and reflects the method used by management to evaluate performance. A reconciliation is shown in the tables at the end of this press release.

Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure. The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

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Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

Adjusted Operating Income (Loss) is defined as operating income (loss) excluding businesses exited.

The Company believes the presentation of Adjusted Operating Income (Loss) is relevant and useful for investors because it provides a more comparable basis to evaluate performance results and analyze trends from period to period in a manner similar to the method used by management.

Adjusted EPS is defined as earnings per share excluding impairment and restructuring charges. The Company believes that the presentation of Adjusted EPS is useful for investors since it removes certain special items which the Company does not consider indicative of the current and future period performance.

The Company’s computation of Adjusted Revenue, Adjusted EBITDA, Adjusted Operating Income (Loss) and Adjusted EPS may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation and utilities. For more information, visit www.volt.com.

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Investor Relations Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Joe Noyons
Three Part Advisors
jnoyons@threepa.com

817-778-8424

Financial Tables Follow

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Results of Operations
(in thousands, except per share data)
	Three Months Ended			Six Months Ended
	May 2, 2021	January 31, 2021	May 3, 2020	May 2, 2021	May 3, 2020

Net revenue	$222,092	$217,958	$207,275	$440,050	$425,041
Cost of services	185,613	185,276	175,038	370,889	361,377
Gross margin	36,479	32,682	32,237	69,161	63,664

Selling, administrative and other operating costs	32,950	33,747	36,189	66,697	75,686
Restructuring and severance costs	595	632	411	1,227	1,657
Impairment charges	261	31	—	292	11
Operating income (loss)	2,673	(1,728)	(4,363)	945	(13,690)

Interest income (expense), net	(430)	(477)	(621)	(907)	(1,321)
Foreign exchange gain (loss), net	71	242	(266)	313	(594)
Other income (expense), net	(147)	(156)	(152)	(303)	(410)
Income (loss) before income taxes	2,167	(2,119)	(5,402)	48	(16,015)
Income tax provision	288	327	23	615	218
Net income (loss)	$1,879	$(2,446)	$(5,425)	$(567)	$(16,233)

Per share data:
Basic:
Net income (loss)	$0.09	$(0.11)	$(0.25)	$(0.03)	$(0.76)
Weighted average number of shares	21,793	21,793	21,416	21,793	21,416

Diluted:
Net income (loss)	$0.08	$(0.11)	$(0.25)	$(0.03)	$(0.76)
Weighted average number of shares	22,588	21,793	21,416	21,793	21,416

Segment data:

Net revenue:
North American Staffing	$184,295	$184,216	$173,386	$368,511	$355,781
International Staffing	27,880	24,013	24,303	51,893	50,526
North American MSP	9,832	9,669	9,745	19,501	19,114
Corporate and Other	117	119	187	236	390
Eliminations	(32)	(59)	(346)	(91)	(770)
Net revenue	$222,092	$217,958	$207,275	$440,050	$425,041

Operating income (loss):
North American Staffing	$9,471	$6,175	$2,576	$15,646	$2,675
International Staffing	1,097	382	196	1,479	570
North American MSP	309	532	491	841	1,245
Corporate and Other	(8,204)	(8,817)	(7,626)	(17,021)	(18,180)
Operating income (loss)	$2,673	$(1,728)	$(4,363)	$945	$(13,690)

Work days	65	59	65	124	124

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Condensed Consolidated Statements of Cash Flows
(in thousands)
	Six Months Ended
	May 2, 2021	May 3, 2020

Cash, cash equivalents and restricted cash beginning of the period	$56,433	$38,444

Cash provided by (used in) all other operating activities	9,161	(7,161)
Changes in operating assets and liabilities	(7,349)	10,071
Net cash provided by operating activities	1,812	2,910

Purchases of property, equipment, and software	(1,755)	(3,092)
Net cash provided by (used in) all other investing activities	(40)	615
Net cash used in investing activities	(1,795)	(2,477)

Net draw-down of borrowings	—	5,000
Debt issuance costs	(166)	(243)
Net cash provided by (used in) all other financing activities	23	(6)
Net cash (used in) provided by financing activities	(143)	4,751

Effect of exchange rate changes on cash, cash equivalents and restricted cash	281	(521)

Net increase in cash, cash equivalents and restricted cash	155	4,663

Cash, cash equivalents and restricted cash end of the period	$56,588	$43,107

Cash paid during the period:
Interest	$917	$1,382
Income taxes	$142	$258

Reconciliation of cash, cash equivalents and restricted cash end of the period:
Current Assets:
Cash and cash equivalents	$47,231	$26,223
Restricted cash included in Restricted cash and short term investments	9,357	16,884
Cash, cash equivalents and restricted cash, at end of period	$56,588	$43,107

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Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	May 2, 2021	November 1, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$47,231	$38,550
Restricted cash and short-term investments	12,788	20,736
Trade accounts receivable, net of allowances of $156 and $219, respectively	127,435	121,916
Other current assets	7,567	7,058
TOTAL CURRENT ASSETS	195,021	188,260
Property, equipment and software, net	20,180	22,167
Right of use assets - operating leases	23,513	25,107
Other assets, excluding current portion	6,633	6,311
TOTAL ASSETS	$245,347	$241,845

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued compensation	$18,630	$18,357
Accounts payable	24,793	31,221
Accrued taxes other than income taxes	31,828	12,983
Accrued insurance and other	17,710	15,908
Operating lease liabilities	6,817	7,144
Income taxes payable	515	891
TOTAL CURRENT LIABILITIES	100,293	86,504
Accrued payroll taxes and other, excluding current portion	21,237	29,988
Operating lease liabilities, excluding current portion	35,424	38,232
Income taxes payable, excluding current portion	90	90
Deferred income taxes	—	3
Long-term debt	59,153	59,154
TOTAL LIABILITIES	216,197	213,971

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	—	—
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 21,736,575 and 21,729,400 shares, respectively	2,374	2,374
Paid-in capital	80,673	79,937
Accumulated deficit	(30,505)	(29,793)
Accumulated other comprehensive loss	(5,367)	(6,458)
Treasury stock, at cost; 2,001,428 and 2,008,603 shares, respectively	(18,025)	(18,186)
TOTAL STOCKHOLDERS' EQUITY	29,150	27,874
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$245,347	$241,845

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GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended
	May 2, 2021		May 3, 2020
Reconciliation of GAAP net income (loss) to Non-GAAP net income (loss):
GAAP net income (loss)	$1,879		$(5,425)
Restructuring and severance costs	595	(a)	411 (c)
Impairment costs	261	(b)	—
Non-GAAP net income (loss)	$2,735		$(5,014)

	Three Months Ended
	May 2, 2021		May 3, 2020
Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
GAAP net income (loss)	$1,879		$(5,425)
Restructuring and severance costs	595	(a)	411 (c)
Impairment costs	261	(b)	—
Depreciation and amortization	1,951		2,027
Share-based compensation expense	531		508
Total other (income) expense, net	506		1,039
Provision for income taxes	288		23
Adjusted EBITDA	$6,011		$(1,417)

Special item adjustments consist of the following:
(a)	Primarily relates to actions taken by the Company as part of its continued efforts to reduce costs and on-going costs related to facilities impaired in the second half of fiscal 2020.

(b)	Relates to impairment of capitalized software costs.
(c)	Primarily relates to actions taken by the Company as part of its continued efforts to reduce costs and to offset COVID-19 related revenue losses.

GAAP to Non-GAAP Reconciliations
(in thousands)

	Six Months Ended
	May 2, 2021		May 3, 2020
Reconciliation of GAAP net loss to Non-GAAP net income (loss):
GAAP net loss	$(567)		$(16,233)
Restructuring and severance costs	1,227	(a)	1,657 (c)
Impairment costs	292	(b)	11
Non-GAAP net income (loss)	$952		$(14,565)

	Six Months Ended
	May 2, 2021		May 3, 2020
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(567)		$(16,233)
Restructuring and severance costs	1,227	(a)	1,657 (c)
Impairment costs	292	(b)	11
Depreciation and amortization	3,656		4,000
Share-based compensation expense	757		1,019
Total other (income) expense, net	897		2,325
Provision for income taxes	615		218
Adjusted EBITDA	$6,877		$(7,003)

Special item adjustments consist of the following:
(a)	Primarily relates to actions taken by the Company as part of its continued efforts to reduce costs and on-going costs related to facilities impaired in the second half of fiscal 2020, net of a lease termination gain.
(b)	Relates to impairment of capitalized software costs.
(c)	Primarily relates to the strategic initiative to offshore a significant number of identified roles to our staffing operations in India and continued efforts to reduce costs and to offset COVID-19 related revenue losses.

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended May 2, 2021	Three Months Ended May 3, 2020
	As Reported	As Reported	FX Impact	MSP Delivery Model Shift	Adjusted
Revenue
North American Staffing	$184,295	$173,386	$—	$—	$173,386
International Staffing	27,880	24,303	2,432	—	26,735
North American MSP	9,832	9,745	—	—	9,745
Corporate and Other	117	187		—	187
Eliminations	(32)	(346)	—	—	(346)
Total Revenue	$222,092	$207,275	$2,432	$—	$209,707
% change					5.9%

	Six Months Ended May 2, 2021	Six Months Ended May 3, 2020
	As Reported	As Reported	FX impact	MSP Delivery Model Shift	Adjusted
Revenue
North American Staffing	$368,511	$355,781	$—	$(2,072)	$353,709
International Staffing	51,893	50,526	3,787		54,313
North American MSP	19,501	19,114	—	52	19,166
Corporate and Other	236	390	—	—	390
Eliminations	(91)	(770)	—	—	(770)
Total Revenue	$440,050	$425,041	$3,787	$(2,020)	$426,808

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended May 2, 2021			Three Months Ended May 3, 2020
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
North American Staffing	$9,471	$—	$9,471	$2,576	$—	$2,576
International Staffing	1,097	—	1,097	196	—	196
North American MSP	309	—	309	491	—	491
Corporate and Other	(8,204)	1	(8,203)	(7,626)	(45)	(7,671)
Total Operating Income (Loss)	$2,673	$1	$2,674	$(4,363)	$(45)	$(4,408)

	Six Months Ended May 2, 2021			Six Months Ended May 3, 2020
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
North American Staffing	$15,646	$—	$15,646	$2,675	$—	$2,675
International Staffing	1,479	—	1,479	570	—	570
North American MSP	841	—	841	1,245	—	1,245
Corporate and Other	(17,021)	1	(17,020)	(18,180)	(13)	(18,193)
Total Operating Income (Loss)	$945	$1	$946	$(13,690)	$(13)	$(13,703)
GAAP to Non-GAAP Reconciliations (in thousands)

	Three Months Ended May 2, 2021			Three Months Ended May 3, 2020
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
Gross margin	$36,479	$—	$36,479	$32,237	$—	$32,237
Selling, administrative and other operating costs	32,950	—	32,950	36,189	—	36,189
Restructuring and severance costs	595	(1)	594	411	45	456
Impairment charges	261	—	261	—	—	—
Total Operating Income (Loss)	$2,673	$(1)	$2,674	$(4,363)	$(45)	$(4,408)

	Six Months Ended May 2, 2021			Six Months Ended May 3, 2020
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
Gross margin	$69,161	$—	$69,161	$63,664	$—	$63,664
Selling, administrative and other operating costs	66,697	—	66,697	75,686	—	75,686
Restructuring and severance costs	1,227	(1)	1,226	1,657	13	1,670
Impairment charges	292	—	292	11	—	11
Total Operating Income (Loss)	$945	$(1)	$946	$(13,690)	$(13)	$(13,703)

GAAP to Non-GAAP Reconciliations
(in thousands, except per share data)

	Three Months Ended May 2, 2021
	As Reported	Restructuring and Impairment Costs	Adjusted
Earnings per Share
Net income	$1,879	$856	$2,735

Per share data:
Basic:
Net income	$0.09		$0.13
Weighted average number of shares	21,793		21,793

Diluted
Net income	$0.08		$0.12
Weighted average number of shares	22,588		22,588

	Six Months Ended May 2, 2021
	As Reported	Restructuring and Impairment Costs	Adjusted
Earnings per Share
Net income (loss)	$(567)	$1,519	$952

Per share data:
Basic:
Net income (loss)	$(0.03)		$0.04
Weighted average number of shares	21,793		21,793

Diluted
Net income (loss)	$(0.03)		$0.04
Weighted average number of shares	21,793		21,793

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